Exhibit 99.1

NEWS RELEASE

Contact:	Matthew Skelly
Vice President – Head of Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY GROUP ANNOUNCES AMENDMENT TO CREDIT

FACILITY AND FILING OF 2015 ANNUAL REPORT

PHILADELPHIA, PA – March 30, 2016 – Atlas Energy Group, LLC (OTCQX: ATLS, or the “Company”) today announced that it has entered into an amendment to its First Lien Credit Agreement. The amendment allows for, among other things, the establishment of a Second Lien position. The Company has utilized the Second Lien position to reduce the First Lien position by approximately $36 million, resulting in a First Lien position of approximately $35 million. Additionally, the First Lien position will now pay a reduced cash interest rate of LIBOR +150 basis points versus the former rate of LIBOR +800 basis points, and also includes an 11% per annum payment “in-kind” feature. The Second Lien position will be accruing its interest payments “in-kind” at a 30% per annum rate, reducing the cash interest burden of the Company.

The Company was also successful in replacing the existing financial covenants with (i) the requirement that the Company maintain a minimum of $2 million in EBITDA on a trailing twelve-month basis, beginning with the quarter ending June 30, 2016, and (ii) the incorporation into the First Lien Credit Agreement of the financial covenants included in Atlas Resource Partners, L.P.’s credit agreement, beginning with the quarter ending June 30, 2016. In addition, the Second Lien Credit Agreement requires that the Company maintain an Asset Coverage Ratio of not less than 2.00 to 1.00, beginning with the quarter ending September 30, 2017. The First Lien Credit Agreement and Second Lien Credit Agreement matures on September 30, 2017 and March 30, 2019 respectively, and are subject to an optional 12 month extension, assuming certain conditions are met. In connection with the Second Lien Credit Agreement, the Company agreed to issue within 30 days to the Lenders warrants to purchase up to 15% of the Company’s outstanding common units representing limited partner interests at an exercise price of $0.20 per unit.

ATLS also announced today the filing of its Annual Report on Form10-K for the year ended December 31, 2015 with the Securities and Exchange Commission (SEC). ATLS unitholders and other interested investors may request a printed copy of the Annual Report free of charge by calling (888) 400-7789 or by completing a request form in the Investor Relations section of the Company’s website, www.atlasenergy.com, on the ‘Annual Report Request’ page.

Atlas Energy Group, LLC (OTCQX: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 23% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; the general partner interests, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy Group, LLC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Atlas Energy Group does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. This release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about ATLS’s objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the Company’s and its subsidiaries’ level of indebtedness, leverage and liquidity, including borrowing base availability and covenant compliance; impact of delisting from the NYSE, including on market capitalization and Common Unit trading prices; those associated with general economic and business conditions; ATLS’s ability to realize the benefits of its acquisitions; changes in commodity prices; changes in the costs and results of drilling operations of its subsidiaries; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’s level of indebtedness; and other risks, assumptions and uncertainties detailed from time to time in ATLS’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

SOURCE: Atlas Energy Group, LLC

(877) 280-2857